Exhibit 99.1

                   PAB Bankshares, Inc. Common Stock
              Listing to Move to NASDAQ National Market

    VALDOSTA, Ga.--(BUSINESS WIRE)--Oct. 25, 2005--The Board of Directors for PAB Bankshares, Inc., parent company of The Park Avenue Bank, approved today the transfer of the listing of the Company's common stock from the American Stock Exchange to the NASDAQ National Market. Effective Tuesday, November 1, 2005, the Company's common stock will begin trading under the new symbol PABK on the NASDAQ National Market. The Company's common stock is currently listed on the American Stock Exchange under the symbol PAB and will continue to be traded on the AMEX through Monday, October 31, 2005.
    "We are excited about moving to NASDAQ. We believe that trading on the NASDAQ National Market will provide greater visibility for the Company, improve the liquidity in our stock, and provide better execution quality for our stockholders," stated James L. Dewar, Jr., Chairman of the Board of Directors. "We have been pleased with our relationship with the American Stock Exchange, and we appreciate the professionalism of the AMEX staff and our stock specialist on AMEX for their years of service to the Company since our initial listing on July 9, 1996."

    Other News

    The Company will announce its results of operations for the third quarter of 2005 after the close of the market on Thursday, November 3, 2005. Management will host a conference call and webcast to discuss the Company's quarterly results and the move to NASDAQ at 10:00 AM EST on Friday, November 4, 2005. Instructions on how to access the call and webcast will soon be posted in the "Investor Relations" section of the Company's corporate website at www.pabbankshares.com. Shortly following the call and for a limited time thereafter, listeners may access an archived version of the call via the Company's website.

    About PAB

    PAB Bankshares, Inc. is a $991 million asset, community bank holding company based in Valdosta, Georgia. The Company's sole operating subsidiary bank, The Park Avenue Bank, operates 17 branch offices and three loan production offices in Valdosta, Adel, Athens, Atlanta, Bainbridge, Baxley, Cairo, Hazlehurst, McDonough, Oakwood, Statesboro, and Stockbridge, Georgia, and in Ocala and St. Augustine, Florida. Additional information on the products and services offered by The Park Avenue Bank is available on the Internet at www.parkavebank.com.

    Note to Investors

    Certain matters set forth in this news release are "forward-looking statements" within the meaning of the federal securities laws, including, without limitation, statements regarding our business, financial condition, results of operations, stock performance, outlook on earnings, and expansion plans, and are based upon management's beliefs as well as assumptions made based on data currently available to management. When words like "anticipate", "believe", "intend", "plan", "expect", "estimate", "could", "should", "will" and similar expressions are used, you should consider them as identifying forward-looking statements. These forward-looking statements are not guarantees of future performance, and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting the Company, summarizes several factors that could cause the Company's actual results to differ materially from those anticipated or expected in these forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins or the volumes or values of loans made by The Park Avenue Bank; (3) general economic conditions (both generally and in our markets) may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; (4) legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect the businesses in which we are engaged; (5) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than we can;
(6) adverse changes may occur in the bond and equity markets; (7) war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets; (8) restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; and (9) economic, governmental or other factors may prevent the projected population and commercial growth in the counties and cities in which we operate. The Company undertakes no obligation to revise these statements following the date of this press release.



    CONTACT: PAB Bankshares, Inc., Valdosta
             Donald "Jay" Torbert, Jr., 229-241-2775, ext. 266
             jayt@parkavebank.com